MARK BAILEY & COMPANY, LTD.


                          Certified Public Accountants
                             Management Consultants


       Office Address:                                      Mailing Address:
1495 Ridgeview Drive, Ste. 200     Phone: 775/332.4200       P. O. Box 6060
   Reno, Nevada 89509-6634         Fax:   775/332.4210     Reno, Nevada 89513


MARK BAILEY, CPA, ABV                        E-mail: MarkBailey@MarkBaileyCo.com


August 31, 2001



Security and Exchange Commission
Washington, D.C. 20549

Re:     Iconet, Inc.
        Form S-8 File #000-28481



To Whome it May Concern:

We hereby acknowledge the incorporation by reference in the Form S-8 (file #000-28481) of Iconet, Inc, formerly known as Digital Video Display Technology, Inc., of our reports dated November 7, 2000, May 7 2001, and August 7 2001, as Exhibits to the Quarterly Reports on form 10-QSB for the quarters ended September 30, 2000, March 31, 2001, and June 30, 2001, respectively.

Sincerely,



/s/ MARK BAILEY, CPA/ABV
---------------------------
Mark Bailey, CPA/ABV
Mark Bailey & Company, Ltd.